SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported):

                             November 21, 1996


                           TAMPA ELECTRIC COMPANY
               (Exact name of registrant as specified in its charter)




           FLORIDA                       1-5007              59-0475140
(State or other jurisdiction        (Commission file       (IRS Employer
       of incorporation)                 Number)        Identification No.)



702 North Franklin Street, Tampa Florida                 33602
(Address of principal executive offices)              (Zip code)

Registrant's telephone number, including area code: (813) 228-4111




















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Item 5.     Other Events

      On Nov. 21, 1996, TECO Energy, Inc. ("TECO Energy"), parent of Tampa Electric Company, and Lykes Energy, Inc. ("LEI") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which TECO Energy will acquire LEI through the merger of LEI with and into TECO Energy or, subject to certain conditions, with a wholly-owned subsidiary of TECO Energy (the "Merger"). A copy of the Merger Agreement is included herewith as Exhibit 2.1 and incorporated herein by reference, and the press release announcing the transaction is included as Exhibit 99.1.

      LEI is a privately-held holding company whose two largest subsidiaries are Peoples Gas System, Inc. ("PGS") and Peoples Gas Company ("PGC"). PGS is a natural gas utility that serves approximately 200,000 customers wholly within peninsular Florida. PGC sells liquified petroleum gas, or propane, to more than 35,000 customers, primarily within peninsular Florida. Contemporaneously with the Merger, TECO Energy plans to merge PGS into Tampa Electric Company and operate PGS as a separate division.

      Subject to conditions relating to the trading price of TECO Energy Common Stock described below, on the closing date of the Merger all of the outstanding shares of Common Stock of LEI will be converted into a number of shares of Common Stock of TECO Energy having a market value of $300,000,000 based upon the average closing price of TECO Common Stock on the New York Stock Exchange during the twenty trading days ending on the third trading day prior to the closing (the "Market Value"). Based on the number of shares of TECO Common Stock outstanding on Nov. 22, 1996, an aggregate of between 11,009,174 and 13,483,146 shares of TECO Common Stock will be issuable in the Merger, representing between approximately 8.6 percent and 10.3 percent of the total number of shares of TECO Common Stock to be outstanding after such issuance. The Merger is intended to be a tax-free reorganization and to be accounted for as a pooling of interests.





















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Item 5.     Other Events (continued)

      Completion of the acquisition, currently expected to occur by mid-1997, is subject to certain conditions, including approval of the holders of a majority of the outstanding shares of LEI Common Stock, the approval of r e g ulatory authorities, and other closing conditions customary in a transaction of this type. The Merger Agreement is subject to termination in certain circumstances, including if the Merger is not consummated by Dec. 31, 1997. In addition, LEI may terminate the Merger Agreement if the Market Value per share of TECO Common Stock is less than $20.50 unless TECO Energy agrees to increase the number of shares of TECO Common Stock to be issued in the Merger as provided in the Merger Agreement. TECO Energy may terminate the Merger Agreement if the Market Value per share of TECO Common Stock is greater than $29.00 unless LEI agrees to accept a lesser number of shares of TECO Common Stock in the Merger as provided in the Merger Agreement.

      Concurrently with execution of the Merger Agreement, the parties entered into a stock option agreement (the "Option Agreement") under which LEI granted to TECO Energy an option to purchase 212,664 shares of LEI Common Stock, representing 19.9 percent of the outstanding LEI shares, at a price of $280.72 per share. A copy of the Option Agreement is Exhibit A to the Merger Agreement included as Exhibit 2.1 hereto and is incorporated herein by reference. TECO Energy's right to exercise such option is subject to the occurrence of certain termination events under the Merger Agreement which require LEI to pay a specified termination fee to TECO Energy. The aggregate amount payable to TECO Energy pursuant to the Option Agreement and such termination fee is limited to $15,000,000.

      The foregoing summary of the Merger Agreement and the Option Agreement is qualified in its entirety by reference to Exhibit 2.1 hereto.























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Item 7.     Financial Statements and Exhibits

            (C)   Exhibits

                  *2.1 Agreement and Plan of Merger dated Nov. 21, 1996 between TECO Energy and Lykes Energy, Inc. (Exhibit
                        2.1 to Registration Statement on Form S-4 of TECO Energy, Inc. filed on Nov. 22, 1996, Registration No. 333-16683).

                  99.1  Press Release dated Nov. 22, 1996.





                  * Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference.



































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                            SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:      Nov. 25, 1996                 Tampa Electric Company



                                          By:
                                                W. L. Griffin
                                          Vice President - Conroller
                                       (Principal Accounting Officer)


































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                             INDEX TO EXHIBITS


Exhibit No. Description of Exhibits                                   Page No.

       2.1        Agreement and Plan of Merger dated                      *
                  Nov. 21, 1996 between TECO Energy and
                  Lykes Energy, Inc. (Exhibit 2.1 to
                  Registration Statement on Form S-4 of
                  TECO Energy, Inc. filed on Nov. 22, 1996,
                  Registration No. 333-16683).

      99.1        Press Release dated Nov. 22, 1996                       7




* Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference.


































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